Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in millions of U.S. dollars, except per share amounts)

On June 19, 2018, TransUnion (the “Company,” “we,” “us,” and “our”) completed its acquisition of all of the issued and outstanding equity of Crown Acquisition Topco Limited, the parent company of Callcredit Information Group Limited (collectively within Exhibit 99.2 referred to as “Callcredit”) for $1,408.2 million in cash (the “Acquisition”). There was no contingent consideration resulting from the Acquisition. Callcredit, founded in 2000, is a U.K.-based information solutions company that, like TransUnion, provides data, analytics and technology solutions to help businesses and consumers make informed decisions. To fund the Acquisition, we borrowed an additional $800.0 million against our Senior Secured Term Loan A-2 and $600.0 million against our Senior Secured Term Loan B-4.

The following unaudited pro forma combined financial information of TransUnion and Callcredit is presented to illustrate the estimated effects of the Acquisition and certain other contemporaneous transactions listed below (collectively, “the Transactions”). The following unaudited pro forma combined financial information is derived from and should be read in conjunction with (1) our historical audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 13, 2018, (2) our historical consolidated financial statements and the related notes included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on April 20, 2018, and (3) the historical consolidated financial statements of Crown Acquisition Topco Limited and the related notes for the year ended December 31, 2017, included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.2 is attached.

The unaudited pro forma combined balance sheet as of March 31, 2018, and the unaudited pro forma combined income statements for the three months ended March 31, 2018, and the year ended December 31, 2017, are presented herein. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheets of TransUnion and Callcredit as of March 31, 2018, and gives effect to the Transactions as if they had occurred on March 31, 2018. The unaudited pro forma combined income statements combine the historical results of the Company with those of Callcredit’s for the three months ended March 31, 2018, and the year ended December 31, 2017, and gives effect to the Transactions as if they had occurred on January 1, 2017. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited combined income statements, expected to have a continuing effect on the Company. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information.

The following unaudited pro forma combined financial information gives effect to the following pro forma adjustments related to the Transactions:

•	The conversion of Callcredit’s historical audited and unaudited financial statements from Pounds Sterling to U.S. dollars

•	Reclassifications of certain financial statement line items of Callcredit’s historical audited and unaudited financial statements to conform to TransUnion’s presentation and accounting policies

•
The conversion of Callcredit’s historical audited and unaudited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) to U.S. generally accepted accounting principles (“U.S. GAAP”)

•
Application of the acquisition method of accounting in connection with the Acquisition to reflect the preliminary allocation of the aggregate consideration of $1,408.2 million to the assets acquired and liabilities assumed

•	Proceeds and uses from financing arrangements entered into in connection with the Acquisition

•	The planned disposition of certain acquired components of Callcredit that qualify as held for sale upon acquisition

•	Transaction costs incurred in connection with the Acquisition and other non-recurring costs

We will account for the Acquisition in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma purchase price allocation information presented is based on preliminary estimates, available information and certain assumptions. As of the date of this filing, we have not completed the valuation analysis necessary to finalize the estimates of the fair values of the assets we acquired and liabilities we assumed and the related allocation of purchase price. We have allocated the total estimated purchase price as described in Note 4 to the Callcredit assets acquired and liabilities assumed based on the preliminary estimates of their fair values. The final determination of these fair values will reflect our consideration of a final valuation prepared by third-party appraisers, based on the actual net tangible and identifiable intangible assets that existed as of the closing date of the Acquisition. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets.

The unaudited pro forma combined financial information presented is based upon currently available information and certain assumptions that management believes are reasonable. The unaudited pro forma combined financial information is provided for illustrative purposes and do not purport to represent what the Company’s actual results of operations or financial position would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of the Company’s results of operations or financial position for any future period. The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue synergies that the combined company may achieve as a result of the Acquisition, the costs to integrate the operations of TransUnion and Callcredit or the costs necessary to achieve these cost savings, operating synergies and revenue synergies.

TransUnion
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2018
(in millions)

		Callcredit				Pro Forma Adjustments
(in millions)	TransUnion	Historical U.S. Dollars (IFRS) See Note 2	Accounting Policy Adjustments	(Note)	(U.S. GAAP)	Purchase Accounting and Transaction Cost Adjustments	(Note)	Financing Adjustments	(Note)	Planned Dispositions	(Note)	Total Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$154.3	$9.1	$—		$9.1	$(1,429.2)	5(a)	$1,375.7	5(a)	$(2.0)	7	$(55.4)	$108.0
Trade accounts receivable, net	344.0	54.1	—		54.1	—		—		(8.9)	7	(8.9)	389.1
Other current assets	148.2	22.8	—		22.8	—		—		(5.1)	7	(5.1)	165.9
Current assets held for sale	—	—	—		—	—		—		71.1	7	71.1	71.1
Total current assets	646.5	86.0	—		86.0	(1,429.2)		1,375.7		55.1		1.7	734.1
Property, plant and equipment, net	189.3	3.7	—		3.7	—		—		(0.4)	7	(0.4)	192.5
Goodwill, net	2,377.5	569.6	—		569.6	251.1	5(b)	—		(54.7)	7	196.4	3,143.5
Other intangibles, net	1,799.9	138.0	(3.4)	3(c)	134.7	544.0	5(c)	—		—	7	544.0	2,478.6
Other assets	150.6	3.2	—		3.2	—		—		—		—	153.8
Total assets	$5,163.8	$800.5	$(3.4)		$797.1	$(634.0)		$1,375.7		$—		$741.7	$6,702.6

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$128.8	$6.8	$—		$6.8	$—		$—		$(3.2)	7	$(3.2)	$132.4
Short-term debt and current portion of long-term debt	89.2	13.0	—		13.0	(13.0)	5(d)	26.0	5(d)	—		13.0	115.2
Other current liabilities	182.4	109.7	—		109.7	(33.7)	4(a)	—		(5.6)	7	(39.4)	252.7
Current liabilities held for sale	—	—	—		—	—		—		7.5	7	7.5	7.5
Total current liabilities	400.4	129.5	—		129.5	(46.7)		26.0		(1.3)		(22.0)	507.9
Long-term debt	2,334.7	971.2	—		971.2	(970.9)	5(d)	1,359.0	5(d)	—		388.1	3,694.0
Deferred taxes	418.2	0.7	—		0.7	97.0	5(e)	—		1.3	7	98.3	517.2
Other liabilities	78.4	—	—		—	—		—		—		—	78.4
Total liabilities	3,231.7	1,101.4	—		1,101.4	(920.6)		1,385.0		—		464.4	4,797.5
Stockholders' equity:
Common stock	1.9	0.1	—		0.1	(0.1)		—		—		(0.1)	1.9
Additional paid-in capital	1,882.5	—	—		—	—		—		—		—	1,882.5
Treasury stock at cost	(139.2)	—	—		—	—		—		—		—	(139.2)
Retained earnings (accumulated deficit)	202.3	(301.3)	(3.4)	3(c)	(304.7)	286.7	5(a)-(e)	(9.3)	5(d)	—		277.4	175.0
Accumulated other comprehensive loss	(113.6)	—	—		—	—		—		—		—	(113.6)
Total TransUnion stockholders' equity	1,833.9	(301.2)	(3.4)		(304.6)	286.6		(9.3)		—		277.3	1,806.6
Noncontrolling interest	98.2	0.2	—		0.2	—		—		—		—	98.4
Total stockholders' equity	1,932.1	(301.0)	(3.4)		(304.3)	286.6		(9.3)		—		277.3	1,905.1
Total liabilities and stockholders' equity	$5,163.8	$800.5	$(3.4)		$797.1	$(634.0)		$1,375.7		$—		$741.7	$6,702.6

The accompanying notes are an integral part of these unaudited pro forma financial statements.

As a result of displaying amounts in millions, rounding differences may exist in the table above and in the footnotes, and when aggregating pro forma adjustments reflected in the corresponding footnote tables.

TransUnion
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2017
(in millions, except per share data)

		Callcredit				Pro Forma Adjustments
(in millions)	TransUnion	Historical U.S. Dollars (IFRS) See Note 2	Accounting Policy Adjustments	(Note)	(U.S. GAAP)	Purchase Accounting and Transaction Cost Adjustments	(Note)	Financing Adjustments	(Note)	Planned Dispositions	(Note)	Total Pro Forma Adjustments	Pro Forma Combined
Revenue	$1,933.8	$193.8	$—		$193.8	$(40.6)	6(a)	$—		$(20.9)	7	$(61.5)	$2,066.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	645.7	74.0	1.3	3(a)(b)	75.3	—		—		(12.7)	7	(12.7)	708.3
Selling, general and administrative	585.4	85.4	—		85.4	(4.9)	6(d)	—		(11.5)	7	(16.4)	654.4
Depreciation and amortization	238.0	26.6	(1.7)	3(a)(b)	25.0	28.5	6(e)	—		(0.4)	7	28.1	291.1
Total operating expenses	1,469.1	186.0	(0.3)		185.7	23.7		—		(24.6)		(1.0)	1,653.8
Operating income (loss)	464.7	7.8	0.3		8.1	(64.3)		—		3.7		(60.6)	412.2
Non-operating income and expense
Interest expense	(87.6)	(83.8)	—		(83.8)	83.8	6(b)	(56.1)	6(b)	—		27.7	(143.7)
Interest income	5.5	—	—		—	—		—		—		—	5.5
Earnings from equity method investments	9.1	—	—		—	—		—		—		—	9.1
Other income and (expense), net	(19.2)	6.0	—		6.0	—		—		—		—	(13.2)
Total non-operating income and (expense)	(92.2)	(77.8)	—		(77.8)	83.8		(56.1)		—		27.7	(142.2)
Income from continuing operations before income taxes	372.5	(70.0)	0.3		(69.7)	19.5		(56.1)		3.7		(32.8)	270.0
Benefit (provision) for income taxes	79.1	(0.7)	(0.1)	6(f)	(0.7)	8.5	6(f)	2.0	6(f)	(0.7)	6(f)	9.8	88.1
Income from continuing operations	451.6	(70.7)	0.3		(70.4)	28.1		(54.1)		3.0		(23.0)	358.1
Less: income from continuing operations attributable to noncontrolling interests	(10.4)	—	—		—	—		—		—		—	(10.4)
Income from continuing operations attributable to TransUnion	$441.2	$(70.7)	$0.3		$(70.4)	$28.1		$(54.1)		$3.0		$(23.0)	$347.8

Earnings per share:
Basic	$2.42												$1.91
Diluted	$2.32												$1.81
Weighted average shares outstanding:
Basic	182.4												182.4
Diluted	189.9												189.9

The accompanying notes are an integral part of these unaudited pro forma financial statements.

As a result of displaying amounts in millions, rounding differences may exist in the table above and in the footnotes, and when aggregating pro forma adjustments reflected in the corresponding footnote tables.

TransUnion
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2018
(in millions, except per share data)

		Callcredit				Pro Forma Adjustments
(in millions)	TransUnion	Historical U.S. Dollars (IFRS) See Note 2	Accounting Policy Adjustments	(Note)	(U.S. GAAP)	Purchase Accounting and Transaction Cost Adjustments	(Note)	Financing Adjustments	(Note)	Planned Dispositions	(Note)	Total Pro Forma Adjustments	Pro Forma Combined
Revenue	$537.4	$52.8	$—		$52.8	$(0.4)	6(a)	$—		$(5.6)	7	$(5.9)	$584.3
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	182.3	18.8	0.1	3(a)(b)	18.9	—		—		(2.9)	7	(2.9)	198.3
Selling, general and administrative	163.3	18.3	—		18.3	(0.7)	6(d)	—		(2.6)	7	(3.3)	178.3
Depreciation and amortization	66.6	7.7	(0.5)	3(a)(b)	7.2	6.0	6(e)	—		(0.2)	7	5.7	79.6
Total operating expenses	412.2	44.8	(0.3)		44.5	5.2		—		(5.7)		(0.4)	456.2
Operating income (loss)	125.2	8.0	0.3		8.3	(5.6)		—		0.1		(5.5)	128.0
Non-operating income and expense
Interest expense	(22.6)	(23.4)	—		(23.4)	23.4	6(c)	(13.7)	6(c)	—		9.7	(36.3)
Interest income	0.8	—	—		—	—		—		—		—	0.8
Earnings from equity method investments	2.3	—	—		—	—		—		—		—	2.3
Other income and (expense), net	(2.7)	—	—		—	—		—		—		—	(2.7)
Total non-operating income and (expense)	(22.2)	(23.4)	—		(23.4)	23.4		(13.7)		—		9.7	(35.9)
Income from continuing operations before income taxes	103.0	(15.4)	0.3		(15.1)	17.8		(13.7)		0.1		4.2	92.1
Benefit (provision) for income taxes	(27.6)	(0.4)	(0.1)	6(f)	(0.5)	(0.1)	6(f)	0.9	6(f)	—	6(f)	0.8	(27.3)
Income from continuing operations	75.4	(15.8)	0.3		(15.5)	17.7		(12.8)		0.1		5.0	64.8
Less: income from continuing operations attributable to noncontrolling interests	(2.3)	—	—		—	—		—		—		—	(2.3)
Income from continuing operations attributable to TransUnion	$73.1	$(15.8)	$0.3		$(15.5)	$17.7		$(12.8)		$0.1		$5.0	$62.5

Earnings per share:
Basic	$0.40												$0.34
Diluted	$0.38												$0.33
Weighted average shares outstanding:
Basic	183.7												183.7
Diluted	190.1												190.1

The accompanying notes are an integral part of these unaudited pro forma financial statements.

As a result of displaying amounts in millions, rounding differences may exist in the table above and in the footnotes, and when aggregating pro forma adjustments reflected in the corresponding footnote tables.

Note 1 - Basis of presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma combined balance sheet as of March 31, 2018, combines the historical balance sheets of TransUnion and Callcredit, giving effect to the Transactions as if they had been completed on March 31, 2018. The unaudited pro forma combined income statements for the year ended December 31, 2017, and three months ended March 31, 2018, combine the historical income statements of TransUnion and Callcredit, giving effect to the Transactions as if they had been completed on January 1, 2017.

Our historical financial statements were prepared in accordance with U.S. GAAP and presented in millions of U.S. dollars. Callcredit’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in thousands of Pound Sterling. As discussed in Note 2, the historical Callcredit financial statements have been rounded to millions and translated to U.S. dollars, and certain reclassifications were made to align Callcredit’s financial statement presentation with that of the Company’s. Callcredit’s historical financial statements were adjusted to U.S. GAAP, and certain accounting policy alignment adjustments were also made. These adjustments are discussed further in Note 3.

Refer to the table below for the exchange rates used throughout the unaudited pro forma combined financial statements. Callcredit’s historical financial statements, accounting policy alignment, reclassification adjustments and adjustments made to allocate purchase consideration to the assets acquired and liabilities assumed were translated from Pound Sterling to U.S. dollars using the period end rate for the unaudited pro forma combined balance sheet as of March 31, 2018, historical average rates for the unaudited pro forma combined income statements for the year ended December 31, 2017 and the three months ended March 31, 2018 and the spot rate as of the date of the Acquisition, respectively.

		U.S. Dollars / Pounds
Year Ended December 31, 2017	Average spot rate	1.2880
Three months ended March 31, 2018	Average spot rate	1.3901
As of March 31, 2018	Period-end spot rate	1.4077
As of June 19, 2018	Acquisition date spot rate	1.3333

The Acquisition was accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, Business Combinations (“ASC 805”). ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. TransUnion has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to this transaction. As a result, we will record the business combination in our financial statements and will apply the acquisition method to account for the acquired assets and liabilities of Callcredit. Accordingly, the historical consolidated financial statements have been adjusted to give effect to the impact of the consideration transferred in connection with the Acquisition. In the unaudited pro forma combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed based upon our preliminary estimate of their fair values as of March 31, 2018. Any difference between the fair value of consideration transferred and the fair value of the assets acquired and liabilities assumed is recorded as goodwill. Purchase price allocations are preliminary and are based upon available information and certain assumptions which we believe are reasonable under the circumstances and which are described in the accompanying notes herein.

The unaudited pro forma combined income statements also include certain purchase accounting adjustments that are expected to have a continuing impact on the combined results. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Acquisition. Although we believe cost savings and other synergies will be realized following the Acquisition, there can be no assurance that these cost savings or any other synergies will be achieved.

Note 2 - Reclassifications

During the preparation of this unaudited pro forma combined financial information, we performed an analysis of Callcredit’s financial information to identify differences in their financial statement presentation compared with the presentation of TransUnion. At the time of preparing the unaudited pro forma combined financial information, other than the adjustments made herein, the Company is not aware of any other material reclassification differences.

Refer to the table below for a summary of reclassification adjustments made to present Callcredit’s balance sheet as of March 31, 2018, to conform with that of TransUnion:

Presentation in Unaudited Pro Forma Condensed	Amount	Presentation in Callcredit's IFRS
Combined Financial Information	(in millions)	Financial Statements
Trade accounts receivable, net	$54.1	Trade and other receivables
Other current assets	22.8	Trade and other receivables
Other intangibles, net	138.0	Intangible assets
Other assets	2.3	Trade and other receivables
Other assets	0.9	Investment in subsidiary undertakings
Trade accounts payable	6.8	Trade and other payables
Short-term debt and current portion of long-term debt	13.0	Other interest-bearing loans and borrowings
Other current liabilities	108.5	Trade and other payables
Other current liabilities	1.2	Tax payable
Long-term debt	971.2	Other interest-bearing loans and borrowings
Deferred taxes	18.8	Deferred tax assets
Deferred taxes	19.6	Deferred tax liabilities
Common stock	0.1	Share capital
Retained earnings	2.7	Other reserves

Refer to the tables below for a summary of reclassification adjustments made to present Callcredit’s income statements for the year ended December 31, 2017, and three months ended March 31, 2018, in conformity with that of TransUnion:

Year Ended December 31, 2017
Presentation in Unaudited Pro Forma Condensed Combined	Amount	Presentation in Callcredit's IFRS
Financial Information	(in millions)	Financial Statements
Cost of services (excluding depreciation and amortization below)	$14.8	Cost of sales
Cost of services (excluding depreciation and amortization below)	59.2	Administrative expenses
Selling, general, and administrative	85.4	Administrative expenses
Depreciation and amortization	26.6	Administrative expenses
Interest expense	(83.8)	Financial expense
Other income and (expense), net	6.0	Financial income/expense
Provision for income taxes	(0.7)	Tax charge

Three Months Ended March 31, 2018
Presentation in Unaudited Pro Forma Condensed Combined	Amount	Presentation in Callcredit's IFRS
Financial Information	(in millions)	Financial Statements
Cost of services (excluding depreciation and amortization below)	$3.7	Cost of sales
Cost of services (excluding depreciation and amortization below)	15.0	Administrative expenses
Selling, general, and administrative	18.3	Administrative expenses
Depreciation and amortization	7.7	Administrative expenses
Interest expense	(23.4)	Financial expense
Provision for income taxes	(0.4)	Tax charge

Note 3 - Accounting policy adjustments

We performed a preliminary analysis of Callcredit’s financial information to identify material differences between IFRS as issued by the IASB and U.S. GAAP and differences in their accounting policies compared with those of TransUnion. The below tables represent amounts that have been adjusted to conform Callcredit’s accounting policies to U.S. GAAP and to policies consistent with TransUnion’s and represent our best estimates based upon information currently available. These estimates could be subject to change and actual future results may differ materially.

The historical consolidated financial statements of Callcredit reflect the early adoption of IFRS 15, Revenue from Contracts with Customers ("IFRS 15") using the full retrospective method. IFRS 15 establishes a comprehensive framework for determining revenue recognition and replaces International Accounting Standard 18, Revenue ("IAS 18"), which was applied by Callcredit prior to the adoption of IFRS 15.

Although Callcredit adopted IFRS 15 using a full retrospective methodology, we adopted ASC 606, Revenue from Contracts with Customers ("ASC 606") as of January 1, 2018, and applied the modified retrospective approach to reflect the aggregate effect of all modifications of those contracts that were not completed as of that date. Pro forma adjustments to align Callcredit’s adoption methodology to TransUnion’s were not required as we believe that the revenue recognition practices under Callcredit's full retrospective application of IFRS 15 are materially consistent with our revenue recognition practices under both ASC 605, Revenue Recognition ("ASC 605") effective during the year-ended December 31, 2017 and ASC 606, Revenue from Contracts with Customers ("ASC 606") effective during the period ended March 31, 2018.

Apart from the adjustments within this note and the reclassification adjustments in Note 2, we are not aware of other material accounting policy or IFRS to U.S. GAAP alignment differences. Through additional reviews, we may identify certain differences between the accounting policies of the two companies that, when conformed based on our best estimate, may have a material impact on this unaudited pro forma combined financial information and on our actual future results.

(a)
Represents a pro forma adjustment to align with TransUnion’s policy to expense certain costs incurred to update customer data maintained in Callcredit’s database that Callcredit has historically capitalized.

Operating expenses
	Year Ended	Three Months Ended
(in millions)	December 31, 2017	March 31, 2018
Increase (decrease) to:
Cost of services(1)	$1.2	$0.1
Depreciation and amortization expense(2)	(1.6)	(0.4)
Net increase (decrease) to operating expenses	$(0.4)	$(0.3)

(1)	Represents an adjustment to expense Callcredit’s data refresh costs that were capitalized during the periods to conform to TransUnion’s policy.

(2)	Represents an adjustment to reverse Callcredit’s historical amortization of data refresh costs that were capitalized historically during the periods to conform to TransUnion’s policy.

(b)	Represents a pro forma adjustment to expense certain Callcredit internal use software costs that were capitalized during the period to conform to U.S. GAAP.

Operating expenses
	Year Ended	Three Months Ended
(in millions)	December 31, 2017	March 31, 2018
Increase (decrease) to:
Cost of services(1)	$0.2	$0.1
Depreciation and amortization expense(2)	(0.1)	(0.1)
Net increase (decrease) to operating expenses	$0.1	$—

(1)
Represents costs historically capitalized by Callcredit during the periods presented in accordance with IFRS that would be expensed to cost of services under U.S. GAAP. A pro forma adjustment to remove historical costs capitalized to Callcredit’s historical balance sheet as of March 31, 2018, has not been reflected as the capitalized net book value of internal use software was nominal.

(2)	Represents the adjustment to reverse historical depreciation during the periods for internal use software not capitalized under U.S. GAAP.

(c)
Represents a pro forma adjustment to align with TransUnion’s policy to expense certain costs incurred to update customer data maintained in Callcredit’s database that Callcredit has historically capitalized.

Other Intangibles, net
(in millions)	Amount
Removal of capitalized data refresh costs	$(3.4)
Net increase (decrease) to other intangibles, net	$(3.4)

Note 4 - Preliminary purchase price allocation

The following summarizes the preliminary allocation of purchase price to the net assets acquired as if the Acquisition had been completed on March 31, 2018.

(a)
The total consideration transferred on the closing date amounted to $1,408.2 million in cash, which is allocated to the assets acquired and liabilities assumed of Callcredit based on their preliminary estimated fair values. As mentioned above in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances. Actual results may differ materially from the estimates within the unaudited pro forma combined financial statements.

Recognized amounts of identifiable assets acquired and liabilities assumed calculation:
(in millions)	Amount
Book value of Callcredit's stockholder's equity excluding noncontrolling interests	$(304.6)
Adjusted for:
Elimination of existing goodwill and intangible assets	(704.3)
Elimination of existing Callcredit debt and unamortized deferred financing fees	983.9
Pro forma reduction in stockholders' equity for payment of transaction costs	(3.0)
Adjusted book value of net assets acquired		(27.9)
Fair value adjustments:(1)
Intangible assets	678.7
Deferred revenue adjustment	33.7
Total fair value adjustments		712.4
Deferred tax liabilities established		(97.0)
Goodwill(2)		820.7
Cash consideration		$1,408.2

(1)	No fair value adjustment was made to Property, plant and equipment as book value was determined to approximate fair value.

(2)
None of the preliminary goodwill is assumed to be tax deductible. Additionally, the goodwill to be recognized includes $54.7 million attributable to certain components of Callcredit that qualify as held for sale upon acquisition. Refer to Note 7 for more information.

Note 5 - Unaudited Pro Forma Combined Balance Sheet Adjustments

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma combined balance sheet:

(a)	Represents the adjustment to cash and cash equivalents. Refer to the table below which reflects the sources and uses of funds relating to the Transactions:

Cash
(in millions)	Amount
Sources:
Proceeds from Senior Secured Term Loan A-2(1)	$800.0
Proceeds from Senior Secured Term Loan B-4(1)	600.0
Less: Financing costs incurred(2)	(24.3)
Total sources	1,375.7
Uses:
Cash consideration paid on the closing date	(1,408.2)
Transaction costs paid by TransUnion subsequent to March 31, 2018(3)	(18.0)
Transaction costs paid by Callcredit subsequent to March 31, 2018(4)	(3.0)
Total uses	(1,429.2)
Net decrease to cash and cash equivalents	$(53.5)

(1)	The Company borrowed an additional $800 million against its Senior Secured Term Loan A-2 and $600 million against its Senior Secured Term Loan B-4.

(2)
The Company incurred $24.3 million in debt issuance costs for the Senior Secured Term Loan A-2 and Senior Secured Term Loan B-4. A portion of the financing costs were capitalized as described in Note 5(d)(1).

(3)
The Company paid $18.0 million in transaction costs subsequent to March 31, 2018. In addition, the Company also paid transaction costs incurred by Callcredit subsequent to March 31, 2018, in the amount of $16.2 million. This amount is included in the $1,408.2 million of cash consideration paid on the closing date.

(4)	Callcredit paid $3.0 million in transaction costs subsequent to March 31, 2018.

(b)	Represents the adjustment to goodwill of $251.1 million:

Goodwill
(in millions)	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	$820.7
Removal of historical goodwill	(569.6)
Net increase to goodwill	$251.1

(c)
Represents the step-up in fair value of $544.0 million for the acquired other intangibles, net. Refer to the table below which reflects the components of other intangibles, net impacted by pro forma adjustments:

Intangible Assets
(in millions)	Amount
Fair value of databases	$466.0
Fair value of customer relationships an trademarks	155.7
Fair value of technology	57.0
Preliminary fair value of acquired intangibles assets	678.7
Removal of historical intangibles	(134.7)
Net increase to other intangibles, net	$544.0

(d)	Represents the pro forma adjustment to debt of $401.1 million. Refer to the table below which reflects the components of debt impacted by pro forma adjustments:

Debt
(in millions)			Amount
Proceeds:
Senior Secured Term Loan A-2(1)			$800.0
Senior Secured Term Loan B-4(1)			600.0
Less: Capitalized debt issuance costs(1)			(15.3)
Plus: Historical capitalized debt issuance costs written off(1)			0.3
Net additional debt			1,385.0
Repayments:
Repayment of historical Callcredit debt(2)			(988.3)
Plus: Historical capitalized debt issuance costs written off(3)			4.4
Net settlement of debt			(983.9)
Net increase to total debt (current and non-current)			$401.1

(in millions)	Settlement of debt	Additional debt	Net increase
Net increase (decrease) to debt (current)	$(13.0)	$26.0	$13.0
Net increase (decrease) to debt (non-current)	(970.9)	1,359.0	388.1
Net increase (decrease) to total debt (current and non-current)	$(983.9)	$1,385.0	$401.1

(1)
Represents the Company's proceeds from additional borrowings against its Senior Secured Term Loan A-2 and Senior Secured Term Loan B-4, net of debt issuance costs of $24.3 million. Of the total debt issuance costs incurred, the Company capitalized $15.3 million and expensed $9.0 million. The Company also wrote off $0.3 million in historically capitalized debt issuance costs.

(2)
Immediately prior to the closing of the Acquisition, all the outstanding historical debt of Callcredit, except for 250 thousand EUR of notes, was extinguished by the Company with proceeds from the additional borrowings. $988.3 million represents the gross historical Callcredit debt balance on March 31, 2018, translated to U.S. dollars using the spot rate at March 31, 2018.

(3)	$4.4 million represents the write off of historically capitalized debt issuance costs incurred by Callcredit translated to U.S. dollars using the spot rate at March 31, 2018.

(e)
Represents $97.0 million of deferred income tax liabilities resulting from preliminary fair value adjustments to amortizable intangible assets and deferred revenue. The estimate of deferred tax liabilities was determined based on the book and tax basis differences of the net assets acquired using a U.K. statutory rate of 19%. The statutory tax rate was based upon the statutory tax rates of the jurisdictions in which legal entities of Callcredit holding the net assets acquired operate. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed.

Note 6 - Unaudited Pro Forma Combined Income Statement Adjustments

Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma combined income statements:

(a)
Represents a reduction to revenue of $40.6 million for the year ended December 31, 2017 and $0.4 million for the three months ended March 31, 2018 resulting from the impact to the income statement of the pro forma adjustment to record deferred revenue acquired at December 31, 2016, at its fair value in accordance with the U.S. GAAP acquisition method of accounting, assuming the Acquisition was completed on January 1, 2017.

(b)	Represents the adjustment to interest expense for the year ended December 31, 2017. Refer to the table below which reflects the components of interest expense impacted by pro forma adjustments:

Interest expense
	Principal balance	Contractual interest rate	Contractual interest expense	Amortization of original issue discount	Amortization of debt issuance cost	Pro forma interest expense adjustment
Year Ended December 31, 2017
(in millions)
Adjustment to interest expense:
Senior Secured Term Loan A-2(1)	$800.0	3.73%	$30.0	$0.2	$0.9	$31.0
Senior Secured Term Loan B-4(2)	600.0	3.98%	24.1	0.4	0.6	25.1
Net increase in interest expense from new financing						56.1

Historical Callcredit interest expense						(83.8)
Net decrease to interest expense(3)						$(27.7)

(1)	Interest rate on the Senior Secured Term Loan A-2 is based on LIBOR plus a margin of 1.75%. Pro forma adjustments are modeled using the Acquisition date LIBOR of 1.98%.

(2)	Interest rate on the Senior Secured Term Loan B-4 is based on LIBOR plus a margin of 2.00%. Pro forma adjustments are modeled using the Acquisition date LIBOR of 1.98%.

(3)	A change of 0.125% in the variable rate debt would increase or decrease annual effective interest expense by approximately $1.76 million

(c)	Represents the adjustment to interest expense for the three months ended March 31, 2018. Refer to the table below which reflects the components of interest expense impacted by pro forma adjustments:

Interest expense
	Principal balance	Contractual interest rate	Contractual interest expense	Amortization of original issue discount	Amortization of debt issuance cost	Pro forma interest expense adjustment
Three Months Ended March 31, 2018
(in millions)
Adjustment to interest expense:
Senior Secured Term Loan A-2(1)	$800.0	3.73%	$7.3	$0.1	$0.2	$7.5
Senior Secured Term Loan B-4(2)	600.0	3.98%	5.9	—	0.2	6.2
Net increase in interest expense from new financing						13.7

Historical Callcredit interest expense						(23.4)
Net decrease to interest expense						$(9.7)

(1)	Interest rate on the Senior Secured Term Loan A-2 is based on LIBOR plus a margin of 1.75%. Pro forma adjustments are modeled using the Acquisition date LIBOR of 1.98%.

(2)	Interest rate on the Senior Secured Term Loan B-4 is based on LIBOR plus a margin of 2.00%. Pro forma adjustments are modeled using the Acquisition date LIBOR of 1.98%.

(d)
Represents the adjustment to selling, general and administrative expense. Refer to the table below which reflects the components of selling, general and administrative expense impacted by pro forma adjustments:

Selling, general and administrative expense
	Year Ended	Three Months Ended
(in millions)	December 31, 2017	March 31, 2018
Adjustment to selling, general and administrative expense:
Transaction costs incurred by Callcredit(1)	$(2.6)	$—
Transaction costs incurred by TransUnion(1)	(0.5)	(0.2)
Management fees and travel expenses(2)	(1.7)	(0.5)
Net decrease to selling, general and administrative expense	$(4.9)	$(0.7)

(1)
Represents the elimination of direct, incremental transaction costs incurred by both TransUnion and Callcredit related to the Acquisition that are reflected in their respective historical income statements. The impact of these direct, incremental transaction costs already incurred have been eliminated in the unaudited pro forma combined income statements for the periods presented since these costs are non-recurring in nature. These charges include financial advisory fees, legal, accounting, and other professional fees that are directly related to the Acquisition.

(2)
Represents the elimination of fees paid to the historical financial sponsor of Callcredit included in Callcredit’s historical income statement, which are non-recurring expenses that will not be incurred in future periods.

(e)	Represents the adjustment to depreciation and amortization expense. Refer to the table below which reflects the components of depreciation and amortization expense impacted by pro forma adjustments:

Depreciation and amortization expense
	Estimated Fair	Useful	Year Ended	Three Months Ended
(in millions)	Value	Lives	December 31, 2017	March 31, 2018
Adjustment to depreciation expense:
Amortization expense for databases(1)	$466.0	15 years	$31.1	$7.8
Amortization expense for customer relationships(1)	155.0	15 years	10.3	2.6
Amortization expense for technology(1)	57.0	5 years	11.4	2.9
Amortization expense for trademarks(1)	0.1	1 year	0.7	—
Less: Historical Callcredit amortization expense (intangibles)(2)			(25.0)	(7.2)
Net increase to depreciation and amortization expense			$28.5	$6.0

(1)
Represents pro forma amortization expense based on preliminary fair value of acquired amortizable intangible assets. Amortization expense has been calculated using the straight-line method over the estimated useful life. No adjustment has been made to depreciation of fixed assets as fair value was determined to approximate book value based on our preliminary estimates.

(2)	Represents the elimination of historical Callcredit amortization expense related to amortizable intangible assets.

(f)
Reflects the income tax impact of the pro forma adjustments calculated using the U.S federal statutory rate of 35% for the year ended December 31, 2017 and 21% for the period ended March 31, 2018 for items related directly to the Company, a blended U.K. statutory rate of 19.25% for the year ended December 31, 2017 and a U.K. statutory rate of 19% for the period ended March 31, 2018 for items related directly to Callcredit. Because the pro forma adjustments are based on estimates, the effective tax rates used will likely vary in periods subsequent to the Transaction. Additionally, certain adjustments reflect transactions that will occur within legal entities located in jurisdictions which may be subject to valuation allowances, and a tax benefit may not be expected to be realized on a more likely than not basis.

Note 7. Planned Dispositions

In connection with our acquisition of Callcredit, we identified certain component businesses that we did not consider core to our business which, upon the closing of the Acquisition, met the required held for sale criteria in accordance with ASC 360, Property, plant and equipment and the criteria to be presented as discontinued operations in accordance with ASC 205, Presentation of Financial Statements. These discontinued operations consist of component businesses that do not align with our stated strategic objectives. We expect to sell these component businesses within a year, and we do not expect to have a significant continuing involvement with any of these operations after the date of disposal. We have categorized the assets and liabilities of these component businesses as held for sale on separate lines on the face of our unaudited pro forma combined balance sheet and have reflected the pro forma adjustments in the table below. These amounts attributed to the planned dispositions are based on preliminary estimates that will be refined as we complete the overall fair value allocation of the purchase price of Callcredit. We have also made certain pro forma adjustments to the unaudited pro forma combined income statements to remove the operations associated with the component businesses of Callcredit to be disposed of from our continuing operations. Expenses which have been removed from our continuing operations include direct operating expenses incurred by the component businesses of Callcredit to be disposed of that may be reasonably segregated from Callcredit’s ongoing costs. We have also estimated and allocated historical indirect expenses to discontinued operations which are not expected to continue after the disposal date based on the information currently available. These estimates could be subject to change once more detailed information becomes available.

Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma combined balance sheet and income statements related to the component businesses of Callcredit to be disposed of that qualify as held for sale as of the date of the closing of the Acquisition.

Three Months Ended
(in millions)	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$2.0
Trade accounts receivable, net	8.9
Other current assets	5.1
Total current assets	16.0
Property, plant and equipment, net	0.4
Goodwill	54.7
Other intangibles, net	—
Other assets	—
Current assets held for sale	$71.1

Liabilities
Current liabilities:
Trade accounts payable	$3.2
Short-term debt and current portion of long-term debt	—
Other current liabilities	5.6
Total current liabilities	8.8
Long-term debt	—
Deferred taxes	(1.3)
Other liabilities	—
Current liabilities held for sale	$7.5

	Year Ended	Three Months Ended
(in millions)	December 31, 2017	March 31, 2018
Revenue(1)	$20.9	$5.6
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	12.7	2.9
Selling, general and administrative	11.5	2.6
Depreciation and amortization	0.4	0.2
Total operating expenses	24.6	5.7
Operating income	(3.7)	(0.1)
Non-operating income and (expense)
Interest expense	—	—
Interest income	—	—
Earnings from equity method investments	—	—
Other income and (expense), net	—	—
Total non-operating income and (expense)	—	—
Loss from discontinued operations before income taxes	(3.7)	(0.1)
Benefit for income taxes	0.7	—
Loss from discontinued operations	(3.0)	(0.1)
Less: net income attributable to noncontrolling interests	—	—
Loss from discontinued operations attributable to TransUnion	$(3.0)	$(0.1)

(1)
Includes a reduction to reported revenue of $2.0 million for the year ended December 31, 2017 and $0.0 million for the three months ended March 31, 2018 resulting from the impact to the income statement of the pro forma adjustment to record deferred revenue acquired at December 31, 2016, at its fair value in accordance with the U.S. GAAP acquisition method of accounting, assuming the Acquisition was completed on January 1, 2017.